UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2012

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 1.01.	Entry into a Material Definitive Agreement.

Financing Transactions with Pabeti, Inc.

On June 1, 2012, Accentia Biopharmaceuticals, Inc. (the “Company”) entered into a convertible debt financing transaction with Pabeti, Inc. (“Pabeti”) providing for aggregate loans to the Company in the maximum amount of $1,500,000. In connection with the financing transaction, on June 1, 2012, the Company executed a secured promissory note, payable to Pabeti, in the maximum principal amount of $1,500,000 (the “Note”). Under the Note, Pabeti agreed to advance $300,000 to the Company on June 4, 2012 and agreed to advance an additional $200,000 to the Company on each of June 18, July 2, July 16, July 30, August 13, and August 27, 2012. The other material terms and conditions of the transaction are as follows:

•	The Note will mature on June 1, 2015, at which time all indebtedness under the Note will be due and payable;

•	Interest on the outstanding principal amount of the Note accrues and will be payable at a fixed rate of ten percent (10%) per annum;

•

The Company’s first interest payment is due on June 30, 2013 and subsequently at the end of each quarter in arrears (as to the principal amount then outstanding), and interest payments may be paid in cash or, at the election of the Company, may be paid in shares of the Company’s common stock based on the volume-weighted average trading price of the Company’s common stock during the last ten trading days of the quarterly interest period;

•

At Pabeti’s option, at any time prior to the earlier to occur of (a) the date of the prepayment of the Note in full or (b) the maturity date of the Note, Pabeti may convert all or a portion of the outstanding balance of the Note (including any accrued and unpaid interest) into shares of the Company’s common stock at a conversion rate equal to $0.25 per share;

•

Subject to certain exceptions, if the Company wishes to complete a follow-on equity linked financing during the 12 month period following the date of the Note at a price per share that is less than the conversion price under the date of the Note, then the Company must offer Pabeti a right to participate in such equity linked financing; and

•	The Company may not prepay the Note without Pabeti’s prior written consent.

To secure payment of the Note, the Company and Pabeti entered into a Security Agreement (the “Security Agreement”). Under the Security Agreement, all obligations under the Note are secured by a first security interest in (a) 3,061,224 shares of the common stock of Biovest International, Inc. (“Biovest”) owned by the Company, and (b) certain contingent earn-out payments that may be payable to the Company by LA-SER Alpha Group Sarl in connection with the Company’s prior sale of its Analytica business unit.

As part of the financing transaction, the Company issued to Pabeti a Common Stock Purchase Warrant to purchase 3,000,000 shares of the Company’s common stock (the “Warrant”) for an exercise price of $0.28 per share (subject to adjustment for stock splits, stock dividends, and the like). The other material terms and conditions of the Warrant are as follows:

•	The Warrant will expire on June 1, 2020;

•

If the fair market value of one share of the Company’s common stock is greater than the exercise price, in lieu of exercising the Warrant for cash, Pabeti may elect to utilize the cashless exercise provisions of the Warrant; and

•

Pabeti will not be permitted to exercise any portion of the Warrant, to the extent that, after giving effect to such issuance after exercise, Pabeti (together with its affiliates and any other person or entity acting as a group together with Pabeti or any of Pabeti’s affiliates) would beneficially own in excess of 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of the shares of the Company’s common stock issuable upon exercise of the Warrant.

Pabeti is an affiliate of Corps Real, LLC (“Corps Real”) and Ronald E. Osman. Corps Real is a current stockholder of the Company which as of May 31, 2012, beneficially owned approximately 9.99% of the Company’s common stock, and Corps Real also beneficially owned approximately 7.16% of the common stock of Biovest as of May 31, 2012. Mr. Osman, who is a director of Biovest, is the managing member of Corps Real and the President and an owner of Pabeti.

The offer and sale of the Note and the Warrant (and the shares of common stock into which they are convertible or for which they are exercisable) in the above-described financing transaction were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 thereunder. Such offer and sale were made solely to an “accredited investor” under Rule 506 and were made without any form of general solicitation and with full access to any information requested by the investor regarding the Company or the securities offered.

Amendment to Convertible Promissory Note

On June 6, 2012, the Company and Dennis Ryll entered into an Amendment No. 1 (the “Note Amendment”) to the Plan Convertible Promissory Note in the original principal amount of $4,483,284, dated November 17, 2010, payable by the Company to Mr. Ryll (the “Ryll Note”). The Ryll Note, which has an outstanding balance of $0.560 million as of May 31, 2012, was originally due on August 17, 2012. The Note Amendment now extends the maturity date through February 17, 2013, and the optional and automatic conversion provisions of the Ryll Note are being suspended until February 17, 2013 under the terms of the Note Amendment.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of the exhibits that are included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey, Esq.
President and Chief Executive Officer

Date: June 7, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	Secured Promissory Note, dated June 1, 2012, in the original principal amount of $1,500,000 payable by Accentia Biopharmaceuticals, Inc. to Pabeti, Inc.

10.2	Common Stock Purchase Warrant, dated June 1, 2012, issued by Accentia Biopharmaceuticals, Inc. to Pabeti, Inc.

10.3	Security Agreement, dated June 1, 2012, by Accentia Biopharmaceuticals, Inc. in favor of Pabeti, Inc.

10.4	Amendment No. 1 to Plan Convertible Promissory Note, dated June 6, 2012, between Accentia Biopharmaceuticals, Inc. and Dennis Ryll